EXHIBIT 99.1

Our Challenge...... Accelerate the Transformation Securities Yield Long Term Debt Cost

Current Balance Sheet Management Opportunity Why Now? Lower Cost Improved execution / earnings Improved Financial Management and Modeling Capabilities Capital Supports Complete Unwind Stable Credit Risk Outlook Past Opportunistic Transactions Executing Transaction From a Position of Strength Create Opportunity to extinguish all high- coupon FHLB debt at one time. Pretax Impact to Extinguish FHLB Debt October 31, 2002 -$73 million March 31, 2004 -$57 million

Balance Sheet Restructuring - The Opportunity Return to Peer Norm Performance Improve 2005 EPS from $1.20 - $1.25 to $1.60 - $1.70 Improve 2005 Net Income from $21 - $22 million to $28 - $29 million Improve Net Interest Margin from 2.85% to 3.50% Improve ROA from 0.65% to approximately 1.00% Improve ROE from 8.5% to 12.5% - 13.0% Reduces Interest Rate Risk Strengthen Liquidity Remove Distraction - Focus on Growth Opportunities

Net Income by Year (in millions) 2003 2004 2005 Actual/Basecase 17765 19193 21148 Restructure -8040 28538 Restructure Forecast Reflects Mid Point of Forecast Range

EPS - Annual Trend 2003 2004 2005 Actual/Basecase 1.03 1.11 1.22 Restructure -0.47 1.65 Restructure Forecast Reflects Mid Point of Forecast Range

Amend Dividend Philosophy Why? Fuel Growth Strategy Maintain Attractive Yield Invest in markets, products, people, technology

Capital Ratios - Corporation Capital Ratios - Corporation Capital Ratios - Corporation Capital Ratios - Corporation Capital Ratios - Corporation

Capital Ratios - Bank Capital Ratios - Bank Capital Ratios - Bank Capital Ratios - Bank Capital Ratios - Bank

Net Interest Income at Risk Profile 12 Month Horizon Note: After Restructure reflects impact of balance sheet restructuring on risk levels as of Feb 29, 2004 and is not a forecast of interest rate risk for future periods

Safe Harbor Statement Certain statements made in this release may constitute "forward-looking statements" with the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words "may," "will," "should," "would," "anticipate," "estimate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of resources for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk; competition; and acts of war or terrorism. The company undertakes no obligation to release revisions to these forward- looking statements or to reflect events or conditions occurring after the date of this release. This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). Integra's management uses these non- GAAP measures in their analysis of the company's performance. These measures typically adjust GAAP performance to exclude other significant gains, losses, or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Integra's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of Integra's core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.